Exhibit 5.1

DURHAM JONES & PINEGAR, P.C. 192 East 200 North, Third Floor St. George, Utah 84770-2879 435.674.0400 435.628.1610 Fax www.djplaw.com

October 24, 2017

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, CA 92008

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for Alphatec Holdings, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of securities pursuant to the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”), including a base prospectus, which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the base prospectus, collectively a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration for issue and sale by the Company of up to $100,000,000 in aggregate principal amount of (i) one or more series of debt securities of the Company (the “Debt Securities”), which Debt Securities may include senior debt securities or subordinated debt securities issued under an indenture, including any supplemental indenture related thereto, and may be convertible into or exchangeable for shares of the Common Stock or Preferred Stock, (ii) shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (iii) shares of the Company’s preferred stock, par value $0.0001 per share (“Preferred Stock”), (iv) warrants representing the right to purchase, upon exercise, shares of Common Stock, shares of Preferred Stock and/or Debt Securities (“Warrants”), and (v) units consisting of two or more of the Securities (as defined below) (“Units”). The Debt Securities, Common Stock, Preferred Stock, Warrants and Units, plus any additional Debt Securities, Common Stock, Preferred Stock, Warrants and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Securities.”

In connection with this opinion letter, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and

SALT LAKE CITY  |  LEHI  |  OGDEN  |  ST. GEORGE  |  LAS VEGAS

Alphatec Holdings, Inc.

October 24, 2017

instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

In rendering the opinions set forth above, we have assumed that (a) the Registration Statement will have been declared effective under the Act, and such effectiveness shall not have been terminated or rescinded and that no stop orders will have been issued by the Commission with respect to the Registration Statement, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such prospectus supplement; (b) a definitive purchase, underwriting, or similar agreement, and any applicable indenture (including any supplemental indenture) or warrant agreement, and any other relevant agreement relating to the terms and the offer and sale of the Securities (collectively, the “Documents”), will have been duly authorized, executed and delivered by the Company and the other parties thereto, and the specific terms of such Securities will have been duly established in conformity with the applicable agreement and the certificate of incorporation and bylaws of the Company (if applicable) and in accordance with all applicable law and shall constitute a valid and binding obligation of each party thereto (other than the Company); (c) at the time of the issuance of any Securities, the Company will be a validly existing corporation under the law of its jurisdiction of incorporation and the will have full power and authority, corporate and otherwise, to create and issue the Securities and create the obligations thereunder; (d) the number of shares of Common Stock issued pursuant to the Registration Statement, together with the number of shares outstanding or reserved at the time of issuance, will not exceed the respective number of shares authorized by the Company’s certificate of incorporation in effect at the time of such issuance; (e) all the foregoing actions to be taken by the Company will have been taken so as not to violate any applicable law and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property. the Securities shall have been issued and sold in compliance with applicable U.S. federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement; and (f) in the case of an agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

Based upon the foregoing examination and subject to the qualifications and limitations stated herein, we are of the opinion that, as of the date hereof:

1.    When (i) the terms of any Debt Securities and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (ii) such Debt Securities have been duly executed, authenticated and delivered against payment of the purchase price therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, and in the manner provided for in the applicable indenture, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

2.    When (i) the issuance and sale of any shares of Common Stock have been duly authorized by all necessary corporate action of the Company and (ii) such shares have been issued and delivered against payment of the purchase price therefor (in an amount in excess of

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October 24, 2017

the par value thereof) in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

3.    When (i) the terms of any Preferred Stock of a particular series and their issuance and sale have been duly authorized by all necessary corporate action of the Company, (ii) a certificate of designations with respect to such series of Preferred Stock has been duly adopted by the Company and filed with the Secretary of State of the State of Delaware and (iii) such shares of Preferred Stock have been issued and delivered against payment of the purchase price therefor (in an amount in excess of the par value thereof) in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4.    When (i) the terms of any Warrants and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (ii) such Warrants have been duly executed, countersigned and delivered in accordance with the applicable warrant agreement and against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.    When (i) the terms of any Units (including the terms of the component Securities) and their sale have been duly authorized by all necessary corporate action of the Company and (ii) any Units have been duly executed (if the Units are represented by a separate instrument) and delivered in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

The opinions set forth herein are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally; (ii) the effects of general equitable principles, whether enforcement is considered in a proceeding in equity or law; (iii) an implied covenant of good faith and fair dealing; (iv) the discretion of the court before which any proceeding for enforcement may be brought; and (v) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses,

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October 24, 2017

rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

This opinion letter is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be used, quoted, or otherwise referred to for any other purpose or by any other person, firm, or corporation without, in each instance, our prior written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are specifically limited to the General Corporation Law of the State of Delaware, and with respect to the opinions set forth in numbered paragraphs 1, 4 and 5, the internal laws of the State of New York, and the federal laws of the United States of America and are as of the date hereof. We assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Sincerely,

/S/ DURHAM JONES & PINEGAR, P.C.